AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act Of 1933

                           Elcom International, Inc.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3175156
                      (I.R.S. Employer Identification No.)

                                 10 Oceana Way
                          Norwood, Massachusetts 02026
                                 (781) 440-3333
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                       Copy To:
     Robert J. Crowell                 Douglas A. Neary, Esq.
     Elcom International, Inc.         Calfee, Halter & Griswold LLP
     10 Oceana Way                     1400 McDonald Investment Center
     Norwood, Massachusetts 02026      800 Superior Avenue
     (781) 440-3333                    Cleveland, Ohio 44114-2688
                                       (216) 622-8200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
                     --------------------------------------

Title Of Shares   Amount To Be  Proposed Maximum  Proposed Maximum    Amount of
To Be Registered   Registered    Aggregate Price      Aggregate     Registration
                                     Per Unit       Offering Price      Fee
--------------------------------------------------------------------------------


Common Stock,
par value $.01
per share (3)...    145,200        $1.81 (1)           $262,812 (1)
--------------------------------------------------------------------------------

Common Stock,
par value $.01
per share (3)...      4,800        $6.30 (1)           $30,240 (1)
--------------------------------------------------------------------------------

Common Stock,
par value $.01
per share (4)...    300,000        $0.47 (2)           $141,000 (2)
================================================================================

Total               450,000                            $434,052       $40.00
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale prices reported for the shares of common stock on the Nasdaq National Market on June 17, 2002.
(3) These shares of common stock may be issued upon the exercise of two outstanding warrants issued by registrant to Cripple Creek Securities, LLC (the "Cripple Creek warrants") and may thereafter be resold from time to time by Cripple Creek Securities, one of the selling stockholders. The shares registered include such indeterminate number of additional shares as may be issuable under the anti-dilution provisions contained in the Cripple Creek warrants.
(4) These shares of common stock may be issued upon the exercise of an outstanding warrant issued by registrant to ePlus Technology, Inc. (the "ePlus warrants") and may thereafter be resold from time to time by ePlus Technology, Inc., one of the selling stockholders. The shares registered include such indeterminate number of additional shares as may be issuable under the anti-dilution provisions contained in the ePlus warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                           Elcom International, Inc.

                         450,000 Shares of Common Stock

     This prospectus relates to the potential offer and sale of up to an aggregate of 450,000 shares of our common stock, only in the event the selling stockholders, Cripple Creek Securities, LLC and ePlus Technology, Inc., exercise outstanding warrants issued to the selling stockholders by us. The shares may only be sold upon the exercise of outstanding warrants issued to Cripple Creek under the terms of an Amended and Restated Structured Equity Line Flexible Financing Agreement between us and Cripple Creek and to ePlus Technology under the terms of the Asset Purchase and Sale Agreement between us and ePlus Technology. If any sale of our common stock by the selling stockholders occurs, we will not receive any of the proceeds.

     Our common stock trades on the Nasdaq National Market under the symbol "ELCO." On June 17, 2002, the average of the high and low sale prices for our common stock on the Nasdaq National Market was $0.47.

     The selling stockholders may sell shares of our common stock from time to time through public or private transactions, on or off the Nasdaq National Market and at prevailing prices or at privately negotiated prices.

                             ----------------------

     Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 4.

                             ----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is June 21, 2002.

                               TABLE OF CONTENTS

                                                                            Page
                                                                           -----

SUMMARY OF OFFERING............................................................3
RISK FACTORS...................................................................4
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS................................8
ABOUT ELCOM....................................................................9
THE SELLING STOCKHOLDERS.......................................................9
USE OF PROCEEDS...............................................................10
PLAN OF DISTRIBUTION..........................................................10
LEGAL MATTERS.................................................................12
EXPERTS.......................................................................12
WHERE YOU CAN FIND MORE INFORMATION...........................................12

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

     We have not taken any action to permit a public offering of the common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus outside of the United States.

     In  this  prospectus,   "Elcom,"  "we,"  "us"  and  "our"  refer  to  Elcom
International, Inc., "the selling stockholders" refers to Cripple Creek Securities, LLC and ePlus Technology, Inc., "Cripple Creek" refers to Cripple Creek Securities, LLC and "ePlus" refers to ePlus Technology, Inc.

                              SUMMARY OF OFFERING

     This summary highlights information contained in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully.

Elcom International, Inc............... We  develop   and   license   electronic
                                        procurement     ("eProcurement")     and
                                        electronic marketplace  ("eMarketplace")
                                        purchasing   system   applications  that
                                        facilitate          business-to-business
                                        electronic commerce.

Securities Offered..................... Elcom  common stock that may be acquired upon the exercise of each of the Cripple
                                        Creek warrants issued under the terms of
                                        the  Amended  and  Restated   Structured
                                        Equity    Line    Flexible     Financing
                                        Agreement,  dated as of  April 7,  2000,
                                        between  us and  Cripple  Creek  and the
                                        outstanding   ePlus  warrant  issued  to
                                        ePlus   under  the  terms  of  an  Asset
                                        Purchase and Sale Agreement  dated March
                                        25, 2002, as amended, by and between us and ePlus. The first warrant issued to Cripple Creek is for the purchase of up to 145,200 shares of common stock by Cripple Creek at an exercise price of $1.81 per share and the second is for the purchase of up to 4,800 shares of common stock at an exercise price of $6.30 per share. The ePlus warrant is for the purchase of up to 300,000 shares of common stock by ePlus at an exercise price of $1.03 per share.

Number of Securities................... Offered  Since the selling  stockholders may sell all,  some or none of the up to
                                        an aggregate of 450,000 shares of common
                                        stock  they  would   acquire   upon  the
                                        exercise of the warrants they hold, no estimate can be made of the actual number of shares of common stock that will be offered.

Nasdaq Ticker Symbol................... ELCO

Use of Proceeds........................ In the  event the  selling  shareholders exercise  their warrants and acquire the
                                        underlying  shares, all shares of common
                                        stock  offered  under  this   prospectus
                                        would    be   sold   by   the    selling
                                        stockholders and we will not receive any of the proceeds from the sale of those shares.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks before buying shares of our common stock. The risks described are not the only ones facing our company. Additional risks may impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements.

We have a history of losses, expect to incur losses in the near future and need to raise additional capital.

     The Company has incurred $82.2 million of cumulative net losses for the three-year period ended December 31, 2001. Total stockholders' equity has decreased from $30.6 million at December 31, 2000 to $11.2 million at December 31, 2001. We believe the Company will record a loss for its fiscal year ending December 31, 2002. As of March 31, 2002, the Company had approximately $7.2 million of cash and cash equivalents. The Company does not have any debt outstanding. The Company is actively seeking a strategic investment partner, is currently in discussions with multiple potential strategic investors, and needs to raise additional capital by the end of the third quarter.

Our independent auditors included an explanatory paragraph in their audit opinion in our Annual Report on Form 10-K for the year ended December 31, 2001 expressing substantial doubt about our ability to continue as a going concern without additional capital.

     The Company's consolidated financial statements as of December 31, 2001 were prepared under the assumption that the Company will continue as a going concern for the year ending December 31, 2002. The Company's independent accountants, KPMG LLP, have issued an audit opinion dated March 29, 2002 that included an explanatory paragraph referring to the Company's significant operation losses and substantial doubt in our ability to continue as a going concern through December 31, 2002 without additional capital becoming available. The Company's ability to continue as a going concern is dependent upon its ability to increase revenue, attain further operating efficiencies and attract new sources of capital. The Company is actively seeking additional capital, which, if successful, would result in dilution for its stockholders. At a Special Meeting of the Stockholders held on December 19, 2001, the Company's stockholders approved, for the purpose of complying with Nasdaq Marketplace Rule 4350(i)(1)(D) (or any similar amended, revised or alternative rule), the potential issuance and sale in a private placement of up to $25 million of equity securities which, by their terms, may represent twenty percent or more of the issued and outstanding shares of the Company's common stock (or securities convertible into common stock, including the issuance of any securities upon conversion thereof) and/or twenty percent or more of the Company's voting power outstanding prior to such issuance. We cannot guarantee that the Company will be able to raise sufficient capital quickly enough to maintain its viability, or if so, on what terms or what the timing of any financing might be.

We need to raise additional capital and, if we are successful, our current investors will experience dilution, which, in addition to other covenants, may be detrimental to current stockholders.

     As identified above, we will need to raise additional funds through the issuance of equity, equity-related or debt securities, as a result of which issuance your rights may be subordinate to other investors and your stock ownership percentage may be diluted. If we are able to raise additional funds in a private placement, such a private placement would likely result in a
significant   increase  in  the  number  of  our  shares  or  other   securities
outstanding. Stockholders existing at the time of the private placement would need to consider the following possible effects of the private placement (if consummated), among others:

- upon the issuance of shares of common stock or the conversion into shares of common stock of the equity securities issued in the private placement, the stockholders will own a smaller percentage of our then- outstanding common stock;

- dilution of the market price of our common stock, to the extent that the shares of common stock issued in the private placement, or in any other issuance, are issued and sold at prices below the fair market value of the common stock, or, if the issuance in the private placement is of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below the fair market value of the common stock;

- dilution of the earnings per share and book value per share of the outstanding shares of common stock, potentially reducing the trading price for our shares and making the payment of dividends on our common stock potentially more expensive;

- if preferred stock or another senior security is issued in such a private placement, the holders of the shares of such preferred stock or senior security may: (i) have a claim against our assets that is senior to the holders of common stock in the event of our liquidation or bankruptcy, (ii) be entitled to payment of dividends which takes priority over the payment of dividends, if any, to the holders of our common stock, and/or (iii) have other substantial rights and preferences; and

- potential dilution in the market price of the Company's shares as a result of issuances of shares of our common stock at prices below the market price, such as an issuance that may occur in the potential private placement, could cause the closing bid price of our common stock to continue to decline and remain below $1.00, subjecting the shares to a greater likelihood of delisting from the Nasdaq National Market. As more fully described in this registration statement, our common stock has traded below the $1.00 minimum bid price required by the Nasdaq National Market for over 30 consecutive trading days and on May 14, 2002, we received notice from the Nasdaq that we are required to comply with the $1.00 minimum bid requirement for continued listing on the Nasdaq National Market for a minimum of 10 consecutive trading days by August 12, 2002, otherwise we will be subject to delisting from the Nasdaq National Market. Alternatively, we may apply to transfer our common stock to the Nasdaq SmallCap Market and, assuming approval of our transfer application to the SmallCap Market, which would be expected, we will be afforded a 180 calendar day grace period from May 14, 2002 within which to meet the minimum bid price requirement for 10 consecutive trading days. See also, "Risk Factors."

- We cannot be certain that additional financing will be available to us, and if so, on what terms. If we cannot raise funds when needed, we may be forced to severely curtail operations.


Our stock price has been extremely volatile and our stock price and trading volume have decreased significantly.

     The stock market has experienced significant price and volume fluctuations, and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile. Many of the factors that might cause volatility in the market price of our common stock are beyond our control. Some of these factors include:

-    actual or anticipated variations in our quarterly operating results;

- announcements of technological innovations or new products or services by us or our competitors;

-    conditions or trends in electronic commerce;

- changes in the economic performance or market valuations of other Internet, electronic commerce or business-to-business companies;

- announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

-    additions or departures of key personnel; and

-    sales of additional shares of our common stock

     In the past, following periods of volatility in the market price of a company's securities, especially if there have been sales of stock by the Company's officers, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management's attention and resources.


Our common stock may be subject to delisting from the Nasdaq National Market.

     Our common stock currently trades on the Nasdaq National Market. The closing bid price of our common stock has been below $1.00 per share for 30 consecutive trading days, and on May 14, 2002, we received notice from Nasdaq that, for continued listing on the Nasdaq National Market, we are required to comply with the $1.00 minimum bid requirement for 10 consecutive trading days by August 12, 2002 or be subject to delisting from the Nasdaq National Market. Alternatively, we may apply to transfer our common stock to the Nasdaq SmallCap Market, assuming approval of our transfer application to the SmallCap Market. We believe that the Company currently meets all of the listing requirements of the Nasdaq SmallCap Market, with the exception of the $1.00 minimum bid price requirement. If our stock listing is transitioned to the Nasdaq SmallCap Market, we would have an additional 180 calendar days from May 14, 2002 to satisfy the minimum bid requirement for 10 consecutive trading days.

Our business now consists of the development and provision of our PECOS eProcurement and eMarketplace software systems. If we are unable to successfully execute our strategy to use channel partners to market our PECOS systems, our business prospects will be seriously harmed.

     Historically, we have derived the substantial majority of our net sales from our computer-oriented information technology ("IT Products") remarketing business. On December 31, 2001 we divested ourselves of our IT Products remarketing business in the United Kingdom ("U.K.") and on March 29, 2002 we divested ourselves of our U.S. IT Products and services remarketing business. As a result, our business is now comprised of developing and licensing remotely-hosted, self-service eProcurement and eMarketplace, Internet- and intranet-based purchasing systems. We are now a pure technology business.

     The market for Internet-based eProcurement and eMarketplace applications and hosting services is rapidly evolving. Our success depends on a significant number of customer/client organizations implementing PECOS and linking with their suppliers over the Internet through our systems. Our ability to attract additional customers for our PECOS systems will depend on using our existing customers as reference accounts. As of March 31, 2002, 14 customers had licensed our current PECOS Internet- and intranet-based systems. Our eProcurement and eMarketplace systems may not achieve significant market acceptance.

The business-to-business electronic commerce industry has become competitive and we face strong competition from multiple participants in this industry. If we are unable to compete successfully, our business could be seriously harmed.

     The market for eProcurement and eMarketplace systems, while relatively new, has become increasingly competitive, and subject to rapid technological change. Increased competition may lead to price reductions, reduced gross margins and loss of market share, any one of which could seriously harm our business. The Company's current financial position may affect potential customers' decisions regarding licensing the Company's technology. Competitors vary in size and in the scope and breadth of the products and services offered. We compete with vendors of prepackaged electronic commerce software, vendors of software tools for developing electronic commerce applications and system integrators. In addition, potential customers may elect to develop their own interactive commerce solutions. Our principal competitors for the licensing of our PECOS eProcurement and eMarketplace systems include Ariba, Inc. and Commerce One, Inc.

     Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than us, significantly greater name recognition and a larger installed base of customers. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of industry consolidations. We may not be able to compete effectively with current and future competitors. In addition, current and future competitive pressures may have a material adverse effect on our business, results of operations and financial condition.

     We depend on enhancing the functionality and services offered by our PECOS technology. If we are unable to develop new software products or enhancements to our existing products on a timely and cost-effective basis, or if our new products or enhancements do not achieve market acceptance, our business would be seriously harmed. The life cycles of our products are difficult to predict because the market for our products is new and emerging, and is characterized by rapid technological change, changing customer needs and evolving industry standards.

     To be successful, our products and services must keep pace with technological developments and emerging industry standards, address the ever-changing and increasingly sophisticated needs of our customers and achieve market acceptance.

     In developing new products and services, we may:

     - fail to develop and market products that respond to technological changes or evolving industry standards in a timely or cost-effective manner;

     - encounter products, capabilities or technologies developed by others that render our products and services obsolete or noncompetitive or that shorten the life cycles of our existing products and services;

     - experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products and services;

     - fail to develop new products and services that adequately meet the requirements of the marketplace or achieve market acceptance; or

     - fail to adequately protect our proprietary rights in new technology that we develop.

Our revenues and operating results have varied in the past and are likely to continue to do so in the future.

     Our quarterly and annual revenues and operating results have varied significantly in the past and are likely to continue to vary in the future. Since 1993, the substantial majority of our revenues have been derived from sales of IT Products and services. Our transition to a pure technology business will have a significant effect on our revenues and cost basis going forward.

     Because of our transition from remarketing IT Products and services to a pure technology business, we believe that period-to-period comparisons of our operating results should not be relied upon as an indication of future performance. Furthermore, our quarterly revenues may be affected significantly by revenue recognition policies and procedures which may evolve or change over time based on applicable accounting standards and how these standards are interpreted.

     Revenues and operating results may fluctuate as a result of the following:

     -    demand for our products and services;

     - continued development of strategic relationships to leverage our PECOS technology;

     -    the introduction of new services by us and our competitors;

     -    changes in the level of operating expenses;

     -    the timing of major customer projects; and

     -    competitive conditions and economic conditions generally.

A significant portion of the Company's revenues from continuing operations for 2002 are from fees related to one customer.

     The Scottish Executive contract, under which we are a subcontractor of Cap Gemini Ernst and Young, is expected to generate more than $12 million in revenues for the Company over a seven-year period. In the three- month period ended March 31, 2002, revenues from the Scottish Executive contract represented 37% of total revenues for the period. If the Scottish Executive were to terminate this contract, it would have a material adverse affect on our financial statements.


We may be unable to hire, retain and integrate key management and technical personnel.

     Our success depends on the expertise of our key technical and senior management personnel. Loss of the services of Robert J. Crowell, our Chairman and Chief Executive Officer, John E. Halnen, our President and Chief Operating Officer, Peter A. Rendall, our Chief Financial Officer and Secretary, or other key employees would hurt our business.

     Our success depends on our ability to continue to retain and motivate skilled employees who can effectively manage and develop our electronic procurement business. We may be unable to retain our present key employees or to attract other qualified employees in the future. We may experience difficulty in hiring and retaining skilled employees with appropriate qualifications. Our business will be harmed if we fail to retain key employees.

We depend on customers' increasing use of the Internet and on the growth of electronic commerce. If the use of the Internet and electronic commerce does not grow as anticipated, our business will be seriously harmed.

     Our Internet PECOS software applications depend on the increased acceptance and use of the Internet as a medium of commerce. Growth in the use of the Internet has been a fairly recent phenomenon. As a result, acceptance and use may not continue to develop and expand at recent growth rates and a sufficiently broad base of business customers may not adopt or continue to use the Internet as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there exist few proven services and products.

     Our business prospects would be seriously harmed if:

     - use of the Internet and other on-line services does not continue to increase or increases more slowly than expected;

     - the technology underlying the Internet and other on-line services does not effectively support any expansion that may occur; or

     - the Internet and other on-line services do not create a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the need for our products and services.

You are unlikely to receive dividends for the foreseeable future.

     We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These forward-looking statements  have  been made  under  the  provisions  of the  Private  Securities
Litigation Reform Act of 1995. These statements are not historical facts, but rather refer to our future plans and current objectives, expectations and intentions. Words such as "believes," "may," "will," "expects," "anticipates,"

"intends," "plans," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, that are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Factors that could contribute to these differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revision to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                                  ABOUT ELCOM


     We develop and license remotely-hosted, self-service eProcurement and eMarketplace, Internet- and intranet-based purchasing systems that enable businesses to conduct interactive electronic commerce. Our Company was founded in 1992 as Elcom Systems, Inc. and over the last several years, elcom, inc., our eBusiness technology subsidiary, has developed our PECOS(R) technology for use via the Internet, which is licensed to companies to enable them to communicate, market, buy and sell various goods and services electronically over the Internet or through private networks or eMarketplaces. Our PECOS technology can support large numbers of end-user clients, products, suppliers and transactions and its transaction server sub-systems provides a scaleable foundation for robust system performance and high transaction capacity. The latest major release of PECOS is designed to offer a single solution which includes eProcurement functionality, including "buy-side", which is the capability of a client to order products from its supplier, ePurchasing functionality, including "sell-side", which is the capability of a client to have its customers make purchases electronically, and private eMarketplace functionality, including "eMarketplace", which is the capability of a client to offer an eMarketplace to both buy and sell products in a "community" of users which may include both suppliers and customers. In addition, the latest version offers enhanced multi- organizational, multi-lingual and multi-currency capabilities as well as dynamic documents, eForms and improved organizational data security. This version was recently announced and includes robust support for a specific type of procurement card technology and automated financial settlement. We have also recently announced the availability of an asset management system licensed from a third party.

     Alongside our other PECOS applications, we offer PECOS.icm, our eDistribution version of PECOS, which automates the online selling process from product information through financial settlement and includes functionality such as electronic catalogs, shopping cart and shopping cart transfer, access to real time price and availability, product configuration and credit card processing. PECOS.icm also supports a virtual sourcing engine that enables the online purchase and/or sale of IT products without the need to maintain inventory. In addition, we also offer an optional dynamic trading system licensed from a third party, which includes request for proposal, private reverse auctioning and other features.

     We are also in the process of developing eMarketplace World Network(TM), a global eMarketplace hub. World Network is designed to interconnect with world-wide eMarketplaces comprised of vertical and geographic trading communities within an industry, allowing eMarketplaces to connect their trading communities so that buyers can easily review participating eMarketplaces and trade with the suppliers participating in these marketplaces.

     Our principal executive office is located at 10 Oceana Way, Norwood, Massachusetts 02026. Our telephone number at that address is (781) 440-3333.

                            THE SELLING STOCKHOLDERS

     Other than in its capacity as underwriter for the sale of our common stock in April 2000 under the Amended and Restated Structured Equity Line Flexible Financing Agreement, dated as of April 7, 2000, between us and Cripple Creek, Cripple Creek has not had a material relationship with us within the past three years. Under the terms of the equity line agreement, we issued to Cripple Creek two warrants to purchase an aggregate of 150,000 shares of our common stock. Both warrants became exercisable upon issuance and expire on December 3, 2006. The exercise price of the warrant for the purchase of up to 145,200 shares of our common stock is $1.81 per share and the warrant for the purchase of up to 4,800 shares is exercisable at a price of $6.30 per share.

     Other than purchasing our U.S. IT Products and services remarketing business and certain of our assets under the Asset Purchase and Sale Agreement, dated March 25, 2002, as amended, between us and ePlus, ePlus has not had a material relationship with us within the past three years. Under the terms of the Asset Purchase and Sale Agreement, we issued to ePlus a warrant to purchase an aggregate of 300,000 shares of our common stock. The warrant becomes exercisable on September 29, 2002 and expires on March 27, 2009. The exercise price of the warrant is $1.03 per share.

     The following table shows information regarding the number of shares that may be offered by the selling shareholders' in the offering, assuming they exercise all of their warrants and acquire the underlying shares, and the selling shareholders' ownership of our common stock prior to the offering and after completion of the offering:


              Shares Beneficially Owned               Shares Beneficially Owned
                Prior to the Offering                   After the Offering(1)
              --------------------------              --------------------------

 Name and             Number of                               Number of
Address of             Shares               Number              Shares
 Selling             Underlying           of Shares           Underlying
Stockholder  Number   Warrants   Percent   Offered    Number   Warrants  Percent
--------------------------------------------------------------------------------

Cripple        --      150,000       *%    150,000      --        --        *%
Creek
Securities,
LLC
c/o
The
Palladin
Group,
L.P.
195
Maplewood
Avenue
Maplewood,
NJ 07040


ePlus          --      300,000       *%    300,000      --        --        *%
Technology,
Inc.
400
Herndon
Parkway
Herndon,
Virginia
20170
--------------------

*    Indicates less than 1%.

(1)  Assumes all of the shares registered are sold.


                                USE OF PROCEEDS

     Assuming the selling shareholders exercise their warrants and acquire the underlying shares, all of the shares of common stock offered under this prospectus will be sold by the selling stockholders and we will not receive any of the proceeds from the sale of these shares.


                              PLAN OF DISTRIBUTION

     We entered into an Amended and Restated Structured Equity Line Flexible Financing Agreement and a related Amended and Restated Registration Rights Agreement with Cripple Creek and are registering all 150,000 shares of common stock on behalf of Cripple Creek. We entered into an Asset Purchase and Sale Agreement, as amended, and a Registration Rights Agreement with ePlus Technology and are registering all 300,000 shares of common stock on behalf of ePlus Technology.

     The selling stockholders or their pledgee, donee, transferee or other successor-in-interest selling shares received from either of the selling stockholders after the date of this prospectus, assuming they exercise their warrants and acquire the underlying shares, may sell the shares from time to time. The selling stockholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. Shares of our common stock may be sold by one or more of, or a combination of, the following ways:

     - a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account under this prospectus;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     -    in privately negotiated transactions.

     In addition, any shares of common stock covered by this prospectus which qualify for sale under Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

     The selling stockholders may enter into hedging transactions with broker dealers in connection with distributions of our common stock or otherwise. In such transactions, broker dealers may engage in short sales of the shares in the course of hedging the positions they assume with each of the selling stockholders. The selling stockholders also may sell shares short and redeliver shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker dealers, which require the delivery of shares to the broker dealer. The broker dealer may then resell or otherwise transfer such shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker dealer. The broker dealer may sell shares so loaned, or up on a default the broker dealer, may sell the pledged shares under this prospectus.

     The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser of shares for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Compensation as to a particular broker- dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale of the shares.

     The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.


     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market-making activities with respect to our shares of common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of our common stock.

     We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     -    the name of the participating broker-dealer(s);

     -    the number of shares involved;

     -    the price at which such shares were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     -    that such broker-dealer(s) did not conduct any investigation to verify
          the   information  set  out  or  incorporated  by  reference  in  this prospectus; and

     -    other facts material to the transaction.

     Under registration rights agreements with each of the selling stockholders, we have filed a registration statement, of which this prospectus is a part, with respect to the sale of the shares of common stock underlying the warrants of both of the selling stockholders. We have agreed to pay all fees and expenses incurred by us in connection with the registration of the shares under the registration rights agreement. All other expenses and fees associated with the sale of the common stock by the selling stockholders will be paid by the respective selling stockholder.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon by Calfee, Halter & Griswold LLP, Cleveland, Ohio.


                                    EXPERTS

     The consolidated financial statements and schedules of Elcom International, Inc. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The audit report covering the December 31, 2001 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and accumulated deficit raise substantial doubt about the Company's ability to continue as a going concern without sufficient additional capital becoming available. The consolidated financial statements and all related schedules do not include any adjustments that might result from the outcome of that uncertainty.

     The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for the impairment or disposal of long-lived assets.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the Commission are also available to the public through the Commission's Internet web site at http://www.sec.gov. We also maintain a web site at http://www.elcominternational.com, which provides additional information about our company. The information set forth on our web site is not a part of this prospectus.

     We have filed a registration statement on Form S-3 with the Commission. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission's Public Reference Room in Washington, D.C., as well as through the Commission's Internet site.

     The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

     Information that we file in the future with the Commission and incorporate by reference in this prospectus will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act if the filings are made before the time that all of the shares of common stock are sold in this offering:

     -    our current report on Form 8-K, filed on April 10, 2002;

     -    our  current  report on Form 8-K,  filed on January  11,  2002;

     -    our annual report on Form 10-K for the year ended December 31, 2001;

     - our quarterly report on Form 10-Q for the quarter ended March 31, 2002; and

     - our registration statement on Form 8-A, filed on December 12, 1995, describing our common stock.

     We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests for copies should be directed to:

          Elcom International,  Inc.
          Attention:  Chief Financial Officer
          10 Oceana Way Norwood,  Massachusetts  02062
          Telephone: (781) 440-3333
                                       13

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The registrant will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this registration statement.

     SEC registration fee..................................   $       40
     Legal fees and expenses...............................       15,000
     Accounting fees and expenses..........................        6,500
     Nasdaq fees ..........................................        4,500
     Miscellaneous.........................................        1,000
                                                              ----------

     Total.................................................   $   27,040
                                                              ==========

     The registrant will be responsible for the payment of any additional expenses in connection with the preparation and filing of this registration statement.

Item 15. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


     Section 102(b) of the Delaware GCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Accordingly, Article SEVENTH of the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate"), provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware GCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Article EIGHTH of the Certificate provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director or officer of certain other entities, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually or reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

     The Company has also entered into indemnity agreements (the "Indemnity Agreements") with its directors and executive officers that expand the protection provided to the Company's directors and officers and are based upon sections of the Delaware GCL and Article EIGHTH of the Certificate that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article EIGHTH of the Certificate is substantially the same, except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the director or executive officer is not entitled to full indemnification.


     Both the Delaware GCL and Article EIGHTH of the Certificate provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the directors and officers against certain liabilities that might arise in connection with their respective positions with the Company.

Item 16. Exhibits

     See Exhibit Index.

Item 17. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwood, state of Massachusetts, on this 21st day of June, 2002.

                                         ELCOM INTERNATIONAL, INC.


                                         By: /s/ Robert J. Crowell
                                         Robert J. Crowell
                                         Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on this 21st day of June, 2002.

      Signature                                       Title


/s/ Robert J. Crowell                 Chairman of the Board of Directors
Robert J. Crowell                     and Chief Executive Officer
(Principal Executive Officer)


/s/ Peter A. Rendall                  Corporate Executive Vice President,
Peter A. Rendall                      Chief Financial Officer and Secretary
(Principal Financial and
Accounting Officer)


/s/ William W. Smith                  Vice Chairman and Director
William W. Smith


/s/ Richard J. Harries, Jr.           Director
Richard J. Harries, Jr.


/s/ John W. Ortiz                     Director
John W. Ortiz

                                 EXHIBIT INDEX

Exhibit
Number         Description
----------     ------------------

4.4            Specimen certificate of Registrant's Common Stock. (1)

5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the shares of common stock. (x)

10.1 Amended and Restated Structured Equity Line Flexible Financing Agreement, dated April 7, 2000, between the Registrant and Cripple Creek Securities, LLC, (2), Amendment No. 1 (2) and Amendment No. 2 (3).

10.2 Amended and Restated Registration Rights Agreement, dated April 7, 2000 between the Registrant and Cripple Creek Securities, LLC.
               (2)

10.3 Warrant and Minimum Commitment Warrant of the Registrant issuable to Cripple Creek Securities, LLC. (5)

10.4 Asset Purchase and Sale Agreement by and between Elcom Services Group, Inc. and ePlus Technology, Inc. dated March 25, 2002. (4)

10.5           Amendment to Asset Purchase Agreement. (4)

10.6 Registration Rights Agreement by and between Registrant and ePlus Technology, Inc. dated March 29, 2002. (4)

10.7           Warrant by and  between  Registrant  and ePlus  Technology,  Inc.
               dated March 29, 2002. (4)

23.1 Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 of this Registration Statement). (x)

23.2           Consent of KPMG LLP (x)

----------

(1) Previously filed as an exhibit to Registration Statement No. 33-98866 on Form S-1 and incorporated herein by reference.

(2) Previously filed as an exhibit to Registration No. 333-94743 on Form S-3 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on April 10, 2002, and incorporated herein by reference.

(5) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference.

(x)  Filed herewith.